UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    Form 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of report (date of earliest event reported):
                                 January 7, 2008

                             SALON MEDIA GROUP, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                      0-26395                94-3228750
(State or other jurisdiction of    (Commission File No.)      (I.R.S. Employer
         incorporation)                                      Identification No.)

          101 Spear Street, Suite 203, San Francisco, California 94105
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:
                                 (415) 645-9200


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 - Entry into Material Definitive Agreements

Chief Financial Officer Employment Agreement

On December 31, 2007, Salon Media Group, Inc. (the "Company") and Norman Blashka entered into an employment offer letter (the "Employment Agreement") pursuant to which Mr. Blashka will serve as the Company's Executive Vice President and Chief Financial Officer. On January 9, 2008 the Company issued a press release announcing Mr. Blashka's appointment.

Under the Employment Agreement, Mr. Blashka will be paid an annual base salary of $200,000. He will also be entitled to participate in the Company's benefits plans and will also be eligible to receive an annual bonus under the Company's bonus plan based upon the achievement of certain corporate performance goals. If the Company achieves certain performance goals, Mr. Blashka will be eligible to receive a bonus equal to between 50% and 100% of his annual base salary.

Pursuant to the Employment Agreement, Mr. Blashka will be granted an option to purchase 292,625 shares of the Company's common stock subject to the terms of the Company's 2004 Stock Plan. These shares will vest over four years, subject to Mr. Blashka's continued employment, with respect to 25% of the shares on the first anniversary of his start date and 1/48th of the shares vesting monthly thereafter. The Employment Agreement further provides that Mr. Blashka will be granted an option to purchase 73,156 shares of the Company's common stock subject to the Company's 2004 Stock Plan. Such option will vest in its entirety upon the achievement by the Company of "positive operating cash flow" (as defined in the Employment Agreement) for any trailing four fiscal quarters. In the event of a "change of control" (as defined in the Employment Agreement) of the Company, if Mr. Blashka is terminated in connection therewith, 100% of the unvested options shall automatically vest. In the event that Mr. Blashka is terminated for a reason other than "cause" (as defined in the Employment Agreement), death or "disability" (as defined in the Employment Agreement) or for "good reason" (as defined in the Employment Agreement), he will be entitled to the following: (i) a severance payment an amount equal to six months of his annual base salary; (ii) reimbursement of any COBRA payments until the earlier of (A) Mr. Blashka becomes covered under another employer's health plan medical benefits or (B) for six months after the date of termination; (iii) payment of the bonus he would have earned for the then current fiscal year; (iv) if such termination occurs before six months after his start date, 12.5% of the unvested shares subject to then outstanding options shall be fully vested and exercisable as of the date of termination; (v) if such termination of employment occurs at least six months after the Start Date but before one year after the State Date, 50% if the unvested shares subject to then outstanding options shall be fully vested and exercisable of the date of termination; (vi) if such termination of employment occurs at least one year after the Start Date, 100% of the unvested shares subject to then outstanding options shall be fully vested and exercisable as of the date of termination; (vii) payment of any unpaid salary earned through the date of termination; and (viii) reimbursement of any business expenses incurred through the date of termination and payment of any accrued and unused vacation.

The summary of the terms of the Employment Agreement set forth above is qualified in its entirety by reference to the terms of the Employment Agreement which is attached hereto as Exhibit 10.35 and incorporated herein by reference.

Separation Agreement and General Release of Claims

On January 9, 2008, Mr. Conrad Lowry and the Company entered into an agreement, effective as of January 17, 2008, by which Mr. Lowry will stay with the Company through February 8, 2008. According to the terms of Mr. Lowry's Separation Agreement and General Release of Claims ("Separation Agreement"), he will remain with the Company until February 8, 2008 and provide for the orderly transition of responsibilities. Pursuant to the Separation Agreement, the Company agreed to provide severance benefits to Mr. Lowry, including the payment of two months of his current base salary, continuation of his health insurance coverage through February 28, 2008, payment of his health insurance premiums under COBRA for five months after February 28, 2008, payment of outplacement services or a $5,000 cash payment in lieu of reimbursement for outplacement services, and a $15,000 bonus if the Company's Form 10-Q is timely filed with Mr. Lowry's assistance on or before February 14, 2008. Additionally, any portion of previously granted options to purchase shares of the Company's common stock which would have vested had he remained an employee of the Company through the quarter ending March 31, 2008 will become immediately vested and exercisable. In consideration for these severance benefits, Mr. Lowry agreed to release all claims he may have against the Company, its affiliates and agents. The summary of the terms of the Separation Agreement set forth above is qualified in its entirety by reference to the terms of the Separation Agreement which is attached hereto as Exhibit
10.36 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 7, 2008, Mr. Norman Blashka replaced Mr. Conrad Lowry as Chief Financial Officer of the Company, as announced in the Company's press release attached as Exhibit 10.37 attached to this Current Report. After a transition period, Mr. Lowry will be leaving the Company to pursue other interests.

(c) On January 7, 2008, the Company's Board of Directors appointed Mr. Blashka to serve as the Company Executive Vice President and Chief Financial Officer, as announced in the Company press release attached as Exhibit 10.37 to this Current Report, replacing Mr. Lowry.

Mr. Blashka most recently served as chief financial officer to Vizible Corp., a web-based visualization software and social networking company. He has also served as chief financial officer to Operative Media, a venture-backed online advertising operations and software company, and as an executive vice president and chief financial officer of 24/7 Real Media, a global digital media company. Mr. Blashka is a Certified Public Accountant, earned an MBA in finance and accounting from Columbia University, and holds a B.A. in economics from State University of New York, New Paltz.

See disclosure under Item 1.01 above for the material terms of Mr. Blashka's employment agreement.

See disclosure under Item 1.01 above for the material terms of Mr. Lowry's separation agreement.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit
No.       Description
---       -----------

10.35 Employment Agreement by and between the Company and Norman Blashka, dated December 31, 2007.

10.36 Separation Agreement and General Release of Claims by and between the Company and Conrad Lowry, dated January 9, 2008.

10.37     Press Release of the Company, dated January 9, 2008.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2008
                                                 SALON MEDIA GROUP, INC.
                                                 Registrant


                                                 By: /s/ Christopher Neimeth
                                                     -----------------------
                                                     Christopher Neimeth
                                                     Chief Executive Officer

                                  Exhibit Index

Exhibit
No.       Description
---       -----------

10.35 Employment Agreement by and between the Company and Norman Blashka, dated December 31, 2007.

10.36 Separation Agreement and General Release of Claims by and between the Company and Conrad Lowry, dated January 9, 2008.

10.37     Press Release of the Company, dated January 9, 2008.